Exhibit 10.13
Option Agreement, dated as of May 17, 2007 (this “Agreement”), among US CD LLC, a Delaware limited liability company (the “Company”), SPD Swiss Precision Diagnostics GmbH, a Swiss company (“Swiss JV”), Inverness Medical Innovations, Inc., a Delaware corporation (“IMA”), Inverness Medical Switzerland GmbH, a Swiss company (“IMS”), Procter & Gamble International Operations, SA, a Swiss company (“PGIO”), and Procter & Gamble RHD, Inc., an Ohio corporation (“PGUS”).
Introduction
          Pursuant to an Amended and Restated Limited Liability Company Agreement of the Company, dated the date hereof (the “Limited Liability Company Agreement”), among the Company, PGUS and IMA, PGUS and IMA are Members of the Company, each owning 30,881,050 Membership Units of the Company.
          Pursuant to a Shareholder Agreement of Swiss JV, dated the date hereof (the “Swiss JV Agreement”), among Swiss JV, PGIO, IMS, a wholly-owned subsidiary of IMA, and PGIO and IMS are Members of Swiss JV, each owning one Share (the “Share”) of Swiss JV. Membership Units of the Company and Shares of Swiss JV are collectively referred to as “Units” in this Agreement.
          In connection with the foregoing, the parties hereto desire to set forth herein terms regarding PGUS’ and PGIO’s put and call rights with respect to Units.
          Capitalized terms shall have the meanings assigned to them in the Limited Liability Company Agreement and/or the Swiss JV Agreement, as applicable.
          For good and valuable consideration, the parties, intending legally to be bound, hereby agree as follows:
Section 1 Option with respect to Units.
          (a) Put Option at Fourth Anniversary. (i) Upon written notice from PGUS delivered to IMA and the Company during the period commencing on the fourth anniversary date of the date hereof (the “Fixed Put Date”) and ending 60 days after the Fixed Put Date, PGUS may elect (the “US Fixed Put Option”) to require that IMA purchase from PGUS all of PGUS’s Units in the Company at the price that equals the product of (A) the Purchase Price (as defined in Section 2) with respect to each Unit of the Company and (B) the number of PGUS’s total Units of the Company.
          (ii) Upon written notice from PGIO delivered to IMS and Swiss JV during the period commencing on the Fixed Put Date and ending 60 days after the Fixed Put Date, PGIO may elect (the “Swiss Fixed Put Option,” and collectively with the US Fixed Put Option, the “Fixed Put Options”) to require that IMS or IMA purchase from PGIO all of PGIO’s Shares in Swiss JV at the price that equals the product of (x) the Purchase Price with respect to each Share of Swiss JV and (y) the number of PGIO’s total Shares of

Swiss JV. The Exercise Notice with respect to the Swiss Fixed Put Option shall be simultaneously delivered to IMA.
          (iii) The Fixed Put Options shall only be exercised concurrently with each other and the exercise and consummation of either Fixed Put Option shall be conditioned on the exercise and consummation, respectively, of the other Fixed Put Option.
          (b) Call Option in Material Breach. (i) Upon written notice from PGUS delivered to IMA and the Company at any time after the six month period described in Section 11.3(e)(iii) of the Limited Liability Company Agreement or Section 14.3(e)(iii) in the Swiss JV Agreement (the “Breach Call Date”), PGUS may elect (the “US Breach Call Option”) to require that IMA (and any of its Affiliates owning Units) sell to PGUS or any of its Affiliates all of IMA’s and its Affiliates’ Units in the Company at the price that equals the product of (A) the Purchase Price with respect to each Unit of the Company and (B) the number of IMA’s and its Affiliates’ total Units of the Company, such product to be reduced by any damages for Material Breach as determined under Section 11.3(e) of the Limited Liability Company Agreement and Section 14.3(e) of the Swiss JV Agreement.
          (ii) Upon written notice from PGIO delivered to IMS and Swiss JV at any time within 30 days after the Breach Call Date, or thereafter as long as the breach continues uncured, PGIO may elect (the “Swiss Breach Call Option”, and collectively with the US Breach Call Option, the “Breach Call Options”; and each of a Breach Call Option or a Fixed Put Option, an “Option”) to require that IMS (and any of its Affiliates owning Shares) sell to PGIO or any of its Affiliates all of IMS’s and its Affiliates’ Shares in Swiss JV at the price that equals the product of (A) the Purchase Price with respect to each Share of Swiss JV and (B) the number of IMS’s and its Affiliates’ total Shares of Swiss JV, such product to be reduced by any damages for Material Breach under Section 11.3 of the Limited Liability Company Agreement and under Section 14.3(e) of the Swiss JV Agreement. The Exercise Notice with respect to the Swiss Breach Call Option shall be simultaneously delivered to IMA.
          (iii) The Breach Call Options shall only be exercised concurrently with each other and the exercise and consummation of either Breach Call Option shall be conditioned on the exercise and consummation, respectively, of the other Breach Call Option. For the avoidance of doubt, (A) should PGIO have a right to elect a Swiss Breach Call Option under the Swiss JV Agreement, PGUS shall have the right to exercise a US Breach Call Option regardless of whether a Material Breach (as such term is defined in the Limited Liability Company Agreement) has occurred under the Limited Liability Company Agreement, and (B) should PGUS have a right to elect a US Breach Call Option under the Limited Liability Company Agreement, PGIO shall have the right to exercise a Swiss Breach Call Option regardless of whether a Material Breach (as such term is defined in the Swiss JV Agreement) has occurred under the Swiss JV Agreement.
          Section 2 Purchase Price. The purchase price (the “Purchase Price”) for each Unit subject to an Option shall be (a) an amount per Unit as is mutually agreeable to PGUS and IMA, with respect to an Option for Units in the Company, or PGIO and IMS, with respect to an Option for Shares in Swiss JV, or (b) if such agreement is not reached within 60 days after the delivery of the written notice (the “Exercise Notice”) by PGUS and PGIO in accordance with Section 1, the “Appraised Value” per unit as determined by the appraisal procedures pursuant to the provisions of Section 3 below. The date as of which the “Appraised Value” is determined (the “Valuation Date”) shall be the date of the related Exercise Notice.
Section 3 Appraisal.
          (a) Appraiser. If, pursuant to Section 2 above, there is required to be a determination of the Appraised Value on the Valuation Date for the Units, PGUS and PGIO, on one hand, and IMA and IMS, on the other hand, shall designate a mutually agreed upon nationally recognized investment banking firm to serve as the appraiser (the “Appraiser”). If they cannot agree, within five Business Days after the 60 day period provided for in Section 2 shall have passed, on an investment banking firm to serve as the Appraiser, PGUS and PGIO shall appoint one nationally recognized investment banking firm, and IMA and IMS shall appoint another nationally recognized investment banking firm, which two firms shall pick a third nationally recognized investment banking firm to serve as the Appraiser.
          (b) Proposal. Within 30 days of the appointment of the Appraiser, PGUS and PGIO shall submit to the Appraiser a statement setting forth their proposal for a valuation of the Units (“P&G’s Proposal”), and IMA and IMS shall submit to the Appraiser a statement setting forth their proposal for a valuation of such Units (“IMA’s Proposal”).
          (c) Instruction of Appraiser. The Appraiser will be instructed to select between the two proposals the proposal that provides a valuation for the Units that most accurately reflects their fair value based on the valuation principles set forth in Section 3(d) below.
          (d) Valuation Principles. In determining a fair value for the Units and in selecting the proposal that most accurately reflects that fair value, the Appraiser shall be instructed to apply and shall apply the following valuation principles:
          (i) The fair value of the Units shall be equal to their proportionate value of the enterprise value of the Company, in the case of Units of the Company, or of Swiss JV, in the case of Shares of Swiss JV.
          (ii) The enterprise value of the Company or Swiss JV shall be the greater of (A) the all-cash price that would be paid for all of the outstanding Units of the Company or Swiss JV in a competitive auction and (B) the net proceeds of an all-cash price for all of the assets and liabilities of the Company or Swiss JV in a competitive auction.
          (iii) With respect to the Fixed Put Options only, the Appraiser shall take into consideration investment in necessary operating model changes for IMA and IMS resulting from the exercise of the Fixed Put Options.
          (iv) PGUS and PGIO on one hand, and IMA and IMS on the other hand, may propose in their respective proposals, additional valuation principles for the Appraiser to consider based on changes in the industry, marketplace or business of the

Company and Swiss JV, as applicable, together with written justification for such proposed additional valuation principles, provided that a copy of such materials shall also be provided to the other parties.
          (e) Appraised Value. The Appraiser shall be permitted to select only one of either P&G’s Proposal or IMA’s Proposal. Neither PGUS or PGIO nor IMA or IMS shall be permitted to submit, nor shall the Appraiser be permitted to consider or shall it consider, any proposals in addition to the initial proposal or any modifications thereto; provided, however, that the Appraiser shall be permitted to seek reasonable clarification of either initial proposal. The Appraiser shall deliver its report of the selection of the proposal and the determination of the valuation of the Units to each of PGUS, PGIO, IMS and IMA. The per Unit purchase price to be paid for the Units of the Company or Swiss JV shall be (i) 100% of the value in the proposal selected by the Appraiser divided by (ii) the aggregate outstanding Units of the Company or Swiss JV. Such per unit price shall constitute the “Appraised Value.”
          (f) Access by Appraiser. In order to enable the Appraiser to render its decision and to select between the two proposals, the Company and Swiss JV shall provide the Appraiser with full access (x) to all material information concerning the business, operations and assets of the Company or the Swiss JV and (y) to the key employees of the Company or Swiss JV. The Appraiser shall keep confidential all information disclosed to it in the course of conducting its valuation, and, to that end, will execute such customary documentation as the Company or Swiss JV may reasonably request with respect to such confidentiality obligation. PGUS, PGIO, IMS and IMA will cooperate in causing the Company and Swiss JV to provide the Appraiser with such information within the Company’s or Swiss JV’s possession that may be reasonably requested in writing by the Appraiser for purposes of its evaluation hereunder. Each of PGUS, PGIO, IMS and IMA shall have full access to the Appraiser’s work papers and shall be entitled to make presentations to the Appraiser. The Appraiser will be directed to comply with the provisions of this Section 3.
          (g) Final Decision. To the fullest extent permitted by Law, the decision made by the Appraiser in accordance with this Section 3 shall be final and binding on the parties hereto, and such decision shall not be appealable to or reviewable by any court or arbitrator.
Section 4 Transition Services Agreements. Upon the consummation of the transactions resulted from the exercise of any of the Options, the parties hereto agree to cooperate fully with each other and with the Company or Swiss JV in facilitating the necessary operating model changes of any of them, and to execute and deliver any customary transition services agreements as may be reasonably required in connection therewith. Each of PGUS and PGIO agrees to use its commercially reasonable efforts to assist IMS and IMA in developing a transition plan to assist in transitioning appropriate services after the Options are exercised. Each of IMS and IMA agrees to use its commercially reasonable efforts to assist PGIO and PGUS in developing a transition plan to assist in transitioning appropriate services after any of the Options is exercised.
Section 5 Closing. (a) The purchase and sale of the Units upon the exercise of the Options shall be consummated no later than the date that is 60 days after the date when the Purchase Price is determined; provided that such 60 day period shall be extended to the extent required to obtain required regulatory approval so long as such approvals are being diligently pursued;

provided, further, that, in the case of Fixed Put Options, IMA and IMS shall be given additional time (not to exceed 30 days) to arrange for financing required to consummate the purchase and sale resulted from the exercise of Fixed Put Options. If the payment of the Purchase Price is not made on or before the 90th day after the date upon which the Purchase Price is determined, IMA and IMS shall pay interest on the Purchase Price at a competitive market rate. The Company and Swiss JV will reasonably cooperate with IMA and IMS in providing full access to information and personnel of the Company and Swiss JV in order for IMA and IMS to arrange such financing. Each of PGUS and PGIO agrees to provide access to information and personnel of their Marketing Development Organizations to the extent reasonably requested in order to arrange such financing.
          (b) The consummation of the purchase and sale of the Units upon the exercise of the Options shall be subject to the conditions precedent set forth in the definitive agreement with respect to such purchase and sale executed by the parties thereto, which are customary for the then transactions of the like type and size.
          (c) IMS will, and will cause any of its Affiliates owning Shares in Swiss JV, to take all actions legally required pursuant to the CO (as defined in the Swiss JV Agreement) to complete the sale and transfer of the Shares in Swiss JV in connection with the Swiss Fixed Put Option and the Swiss Breach Call Option (collectively the “Swiss Options”), respectively. Without limiting the generality of the foregoing, IMS will, and will cause any of its Affiliates owning Shares in Swiss JV, to consent in a Shareholders’ Meeting upon the exercise of any of the Swiss Options to (i) the transfer of the Shares in Swiss JV and (ii) the required amendment of Swiss JV’s articles of incorporation to reflect such transfer. IMS hereby irrevocably consents to the transfer of the Shares in connection with the exercise of any of the Swiss Options.
Section 6 Notices. All notices, requests, claims, demands, waivers and other communications under this Agreement shall be in writing and shall be by facsimile, courier services or personal delivery to the following addresses, or to such other addresses as shall be designated from time to time by a Member in accordance with this Section 6:
if to PGUS or PGIO:
c/o The Procter & Gamble Company
One Procter & Gamble Plaza
Cincinnati, Ohio 45202
Attention: Corporate Secretary
Facsimile: 513-983-2611
with a copy (which shall not constitute notice) to:
Covington & Burling llp
1330 Avenue of the Americas
New York, New York 10019
Attention: Scott F. Smith
Facsimile: 646-441-9056

if to IMS or IMA:
c/o Inverness Medical Innovations, Inc.
51 Sawyer Road, Suite 200
Waltham, MA 02453
Attention: General Counsel
Facsimile: 781-647-3939
with a copy (which shall not constitute notice) to:
Goodwin Procter LLP
Exchange Place
Boston, MA 02109
Attention: Scott F. Duggan
Facsimile: 617-523-1231
if to the Company:
US CD LLC
c/o The Procter & Gamble Company
One Procter & Gamble Plaza
Cincinnati, Ohio 45202
Attention: Corporate Secretary
Facsimile: 513-983-2611
with a copy (which shall not constitute notice) to:
Procter & Gamble RHD, Inc.
One Procter & Gamble Plaza
Cincinnati, Ohio 45202
Attention: Corporate Secretary
Facsimile: 513-983-2611
with a copy (which shall not constitute notice) to:
Inverness Medical Innovations Inc.
51 Sawyer Road, Suite 200
Waltham, MA 02453
Attention: General Counsel
Facsimile Number: 781-647-3939
if to Swiss JV:
SPD Swiss Precision Diagnostics GmbH
c/o Procter & Gamble International Operations, SA
SBC Saconnex Business Centre
207 route de Ferney
CH-1218 Grand-Saconnex

Geneva, Switzerland
Attention: General Counsel
Facsimile: +41-22-709-8658
with a copy (which shall not constitute notice) to:
Inverness Medical Switzerland GmbH
c/o Inverness Medical Innovations, Inc.
51 Sawyer Road
Suite 200
Waltham, MA 02453
Attention: Office of the General Counsel
Facsimile: 781-647-3939
with a copy (which shall not constitute notice) to:
Procter & Gamble International Operations, SA
c/o The Procter & Gamble Company
One Procter & Gamble Plaza
Cincinnati, Ohio 45202
Attention: Corporate Secretary
Facsimile: 513-983-2611
All notices and communications under this Agreement shall be deemed to have been duly given (x) when delivered by hand, if personally delivered, (y) one Business Day after when delivered to a courier, if delivered by commercial one-day overnight courier service or (z) when sent, if sent by facsimile, with an acknowledgment of sending being produced by the sending facsimile machine.
Section 7 Descriptive Headings; Certain Interpretations. The headings contained in this Agreement are for reference purposes only and shall not control or affect the meaning or construction of this Agreement. Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement: (a) “or” is not exclusive and “include,” “includes” and “including” are not limiting; (b) “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (c) “date hereof” refers to the date of this Agreement; (d) “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if”; (e) definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (f) references to an agreement or instrument mean such agreement or instrument as from time to time amended, modified or supplemented, and all exhibits, appendices, schedules or other attachments thereto; (g) references to a Person are also to its permitted successors and assigns; (h) references to a “Section” or “Clause” refer to a Section or Clause of this Agreement; (i) words importing the masculine gender include the feminine or neuter and, in each case, vice versa; (j) references to a Law include any amendment or modification to such Law and any rules or regulations issued thereunder, whether such amendment or modification is made, or issuance of such rules or regulations occurs, before or after the date of this Agreement; and (k) references to monetary amounts are denominated in United States Dollars.
Section 8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties hereto. Any purported assignment without such consent shall be void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns. In the event a Permitted Transfer of a party’s Membership Interests occurs under the terms of the Limited Liability Company Agreement or the Swiss JV Agreement, the transferee shall agree to be bound by the terms of this Agreement.
Section 9 Entire Agreement. This Agreement and the agreements referred to herein contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both written and oral, with respect to the transactions contemplated thereby.
Section 10 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted successors and assigns and nothing herein express or implied shall give or be construed to give to any Person, other than the parties hereto and such successors and assigns, any legal or equitable rights or remedies.
Section 11 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto. Delivery of an executed counterpart of this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.
Section 12 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof.
Section 13 Controversy. Any controversy or claim arising out of or relating to this Agreement, or the breach hereof, shall be settled in accordance with the procedures set forth in Article 15 of the Swiss JV Agreement.
Section 14 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

Section 15 Amendments; Waiver. Amendments to this Agreement may be made from time to time, provided, however, that no amendment, modification or waiver of this Agreement or any provision hereof shall be valid or effective unless in writing and signed by each and every party hereto. No consent to, or waiver, discharge or release (each, a “Waiver”) of, any provision of or breach under this Agreement shall be valid or effective unless in writing and signed by the party giving such Waiver, and no specific Waiver shall constitute a Waiver with respect to any other provision or breach, whether or not of similar nature. Failure on the part of any party hereto to insist in any instance upon strict, complete and timely performance by another party hereto of any provision of or obligation under this Agreement shall not constitute a Waiver by such party of any of its rights under this Agreement or otherwise.
Section 16 Equitable Remedies. Each party acknowledges that no adequate remedy of Law would be available for a breach of this Agreement, and that a breach of any of the Sections of this Agreement by one party would irreparably injure the other and accordingly agrees that in the event of a breach of any of the Sections of this Agreement, the respective rights and obligations of the parties hereunder shall be enforceable by specific performance, injunction or other equitable remedy (without bond or security being required), and each party waives the defense in any action and/or proceeding brought to enforce this Agreement that there exists an adequate remedy or that the other party is not irreparably injured. Nothing in this Section 16 is intended to exclude the possibility of equitable remedies with respect to breaches of other Sections of this Agreement.
Section 17 Fees and Expenses. Each party shall be responsible for any legal and other fees and expenses incurred by such party in connection with the negotiation and preparation of this Agreement and the transactions contemplated hereby. Each of PGUS and PGIO on one hand, and IMA and IMS on the other hand, will be responsible for their respective costs (including taxes) associated with the exercise of the Options and the negotiations of documents necessitated thereby, and consummation of the transactions resulting therefrom. The fees and expenses of the Appraiser will be split equally between PGUS and PGIO, on the one hand, and IMA and IMS, on the other hand. All fees and expenses of the notary public, if any, in connection with the transfer of the Shares in Swiss JV (including the notary public’s fees and expenses relating to the notarial deed for (a) the assignment of the Shares and (b) the Shareholders’ Meeting consenting to the transfer of the Shares and amending Swiss JV’s articles of incorporation accordingly) will be split equally between PGUS and PGIO, on the one hand, and IMA and IMS, on the other hand.
Section 18 Confidentiality. Each party hereto will hold, and will cause its Affiliates, Representatives and employees to hold, in strict confidence from any Person (other than any such Affiliate, Representative or employee with a need to know), the terms of this Agreement and all documents and information concerning the other party or any of its Affiliates furnished to it by the other party or such other party’s Affiliates, Representatives and employees in connection with this Agreement and the transactions contemplated hereby, including documents and information disclosed prior to the date hereof (collectively, “Confidential Information”); provided, that a party hereto may disclose, or cause its Affiliates, Representatives and employees to disclose, Confidential Information if and to the extent
          (a) compelled to disclose by judicial or administrative process (including in connection with obtaining the necessary approvals of this Agreement, the Transaction

Agreements and the transactions contemplated hereby and thereby of Governmental Entities) or by other requirements of Law or, if advised by legal counsel that disclosure is required, as requested by a Governmental Entity having jurisdiction over such party;
          (b) disclosed in a Legal Proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder;
provided, that any Person receiving any disclosure pursuant to this Section 18 from a party hereto, or any of such party’s Affiliates, Representatives or employees, must be bound by an established legal privilege, or agree in writing, to hold in strict confidence from any other Person the Confidential Information so disclosed; and, provided further, that in no event shall disclosure of Confidential Information to any Restricted Third Party (as defined in the Shareholder Agreement) be permitted hereunder. Notwithstanding anything in this Section 18 to the contrary, Confidential Information shall not include any such documents or information that the disclosing party can demonstrate were (A) previously known by the party receiving such documents or information, (B) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party, (C) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential or (D) developed by employees of the receiving party without knowledge of the documents and information of the other party or any of its Affiliates. The receiving party agrees that it will not, and it will cause each of its Affiliates, Representatives and employees not to, use Confidential Information in any way, for its own account or the account of any third Person, except for the exercise of its rights and performance of its obligations under this Agreement and the other Transaction Agreements. The receiving party shall be jointly and severally liable for any breach by its Affiliates, Representatives and employees of the restrictions set forth in this Agreement.
[Signature Page Follows]

10

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first herein above written.

Inverness Medical Innovations, Inc.
By:	/s/ Ron Zwanziger
	Name:	Ron Zwanziger
	Title:	President and Chief Executive Officer

Inverness Medical Switzerland GmbH
By:	/s/ Ron Zwanziger
	Name:	Ron Zwanziger
	Title:	Manager

Procter & Gamble International Operations, SA
By:
Name:
Title:

Procter & Gamble RHD, Inc.
By:
Name:
Title:

US CD LLC
By:
Name:
Title:

SPD Swiss Precision Diagnostics GmbH
By:	/s/ Geoffrey Jenkins
	Name:	Geoffrey Jenkins
	Title:	Director

[Signature Page to Option Agreement]